UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on February 2, 2023, PaxMedica, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), pursuant to which the Company issued to the Investor a secured, 18-month, interest free convertible promissory note in the principal amount of $3,680,000 (the “Note”) and a common stock purchase warrant to acquire 800,000 shares of common stock of the Company. The transaction closed on February 6, 2023.

On September 5, 2023, the Company and the Investor entered into a letter agreement (the “Letter Agreement”) pursuant to which the Investor agreed to waive any default, any Event of Default, and any Mandatory Default Amount (each as defined in the Note) associated with the Company’s market capitalization being below $10 million for 10 consecutive days through December 31, 2023. Notwithstanding the waiver, the Investor retains its right to exercise conversion rights under 2.2(c)(2)(x) of the Note, which could result in a substantial amount of common stock issued at a significant discount to the trading price of the Company’s common stock. In addition, if the Company is unable to increase its market capitalization and is unable to obtain a further waiver or amendment to the Note, then the Company could experience an event of default under the Note, which could have a material adverse effect on the Company’s liquidity, financial condition, and results of operations. The Company cannot make any assurances regarding the likelihood, certainty, or exact timing of the Company’s ability to increase its market capitalization, as such metric is not within the immediate control of the Company and depends on a variety of factors outside the Company’s control.

The foregoing descriptions of the Letter Agreement are not complete and are qualified in their entirety by reference to the full text of the form of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, by and between PaxMedica, Inc. and Lind Global Fund II LP, dated September 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the Company’s liquidity, covenant compliance and and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: September 6, 2023